GENVEC, INC.
Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of GenVec, Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Paul H. Fischer and Douglas J. Swirsky, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned, and in their respective names as officers and as directors of the Corporation, the Registration Statement on Form S-3 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of up to $150,000,000 of (i) the Corporation’s common stock, $0.001 par value per share (“Common Stock”), (ii) the Corporation’s preferred stock, $0.001 par value per share (“Preferred Stock”), or (iii) warrants to purchase shares of Common Stock or Preferred Stock, and any amendments to such Registration Statement (including post-effective amendments) and any Registration Statement relating to such Registration Statement under Rule 462, the undersigned hereby ratifies and confirms all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized, and the undersigned hereby represents and warrants that he has not executed this Power of Attorney within the State of New York.

Name and Title	Date

/s/ Paul H. Fischer	February 5, 2010
Paul H. Fischer, Ph.D.
President, Chief Executive Officer and Director

/s/ Douglas J. Swirsky	February 11, 2010
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasuer and Corporate Secretary

/s/ Wayne T. Hockmeyer	February 5, 2010
Wayne T. Hockmeyer, Ph.D.
Director

/s/ Zola P. Horovitz	February 5, 2010
Zola P. Horovitz, Ph.D.
Director

/s/ William N. Kelley	February 3, 2010
William N. Kelley, M.D.
Director

/s/ Kevin M. Rooney	February 3, 2010
Kevin M. Rooney
Director

/s/ Joshua Ruch	February 11, 2010
Joshua Ruch
Director

/s/ Marc R. Schneebaum	February 5, 2010
Marc R. Schneebaum
Director